2 Embarcadero C
e
nter
,
Suite
13
00
San Franci
s
co, CA 94111
Phone
:
415
.
374
.
2820
Fa
x:
415
.
374
.
2704
Certification Regarding Compliance with Applicable Servicing Criteria
1. Situs Holdings, LLC (the "Company" or "Situs"), is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of item 1 122 of Regulation AB, as of and for the period January 1, 2015 through December 31, 201 5 (the "Reporting
Period"), as set forth in Appendix A hereto. The transactions covered by this report (these transactions collectively referred to as the "Special Servicing Platform") include asset-
backed securities transactions for which Situs acted as special servicer, involving commercial mortgage loans;
2. Situs has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities for the Reporting Period, and Situs has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such
Vendors' activities as set forth in Appendix A hereto;
3. Except as set forth in paragraph 4 below, Situs used the criteria set forth in paragraph (d) of item 1
122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Situs based on the activities it performed, directly or through its Vendors, with respect to the Special Servicing Platform for the Reporting Period;
5
. During the reporting period, there were no additions, removals or substitutions to the applicable asset pools for which Situs would be required to review, approve, and execute the transaction in accordance with the transaction agreements, therefore Situs did not perform and servicing activities related to criteria 1122(d)(4)(iii) as of and for the period January 1, 2015 through
December 31, 2015.
6. During the reporting period, there were no delinquencies, charge-offs and uncollectible account write-offs for which Situs would be required to recognize and record the transaction in accordance with the transaction agreements, therefore Situs did not perform any servicing activities related to criteria 1122(d)(4)(xiv) as of and for the period January 1, 2015 through December 31, 2015.
7. Situs has complied, in all material respects, with the applicable servicing criteria as of
December 31, 201 5 and for the Reporting Period with respect to the Special Servicing
Platform taken as a whole;
8.
Grant Thornton LLP, as independent registered public accounting firm, has issued an attestation report on Situs' assessment of compliance with the applicable servicing criteria for the Reporting
Period
Situs Holdings LLC
February 18, 2016
By: /s/ George Wisniewski
George Wisniewski, Executive Managing Director

2 Embarcadero Center, Suite 1300
San Francisco, CA 94111
Phone
:
415
.
374
.
2820
Fa
x:
415
.
374.2704
APPENDIX A
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE SERVICING
CRITERIA
Reference
Criteria
Performed
Directly by
Situs
Performed by
Vendor(s) for
which Situs is
the
Responsible
Party
Performed by
subservicer(s)
or vendor(s)
for which Situs
is NOT the
Responsible
Party
NOT
performed by
Situs or by
subservicer(s)
or vendor(s)
retained by
Situs
General Servicing Considerations
l 122(d)(l)(i)
Policies and procedures are instituted to
monitor any performance or other triggers and
events of default in accordance with the
transaction agreements.
x
l 122(d)(l)(ii)
I
any material servicing activities are
outsourced to third parties
,
policies and
procedures are instituted to monitor the third
party's performance and compliance with such
servicing activities.
x
l 122(d)(l)(iii)
Any requirements in the transaction
agreements to maintain a back-up servicer for
the pool assets are maintained.
x
l 122(d)(l)(iv)
A fidelity bond and errors and omissions
policy is in effect on the party participating in
the servicing function throughout the reporting
period in the amount of coverage required by
and otherwise in accordance with the terms of
the transaction agreements.
x
l 122(d)(l)(v)
Requires an assessment of the conveyance and
mathematical accuracy of data that is
aggregated by one party and then provided to a
servicing party
.
x
Cash Collection and Administration
l 122(d)(2)(i)
Payments on pool assets are deposited into the
appropriate custodial bank accounts and
related bank clearing accounts no more than
two business days of receipt
,
or such other
number of days specified in the transaction
agreements
.
x
l 122(d)(2)(ii)
Disbursements made via wire transfer on behalf
of an obligor or to an investor are made only
by authorized personnel.
x

2 Embarcadero Center, Suite 1300
San Francisco, CA 94111
Phone:
415.374.2820
Fax: 415.374.2704
l 122(d)(2)(iii)
Advances of
fund
s
or guarantees regarding
collections
,
cash
flows or distributions,
and any
interest
or other fees charged
for
such
advances
,
are
made
,
reviewed
and approved as
specified
in
the transaction agreements
.
x
l 122(d)(2)(iv)
The related
accounts for the
transaction
,
such
as cash
reserve
accounts or accounts
established as a
form
of over collateralization
,
are separately
maintained
(e.g., with respect
to
commingling of cash) as
se
t
forth
in the
transaction agreements.
x
l 122(d)(2)(v)
Each custodial account
is maintained
at a
federally
insured depository institution
as set
forth
in the
transaction agreements. For
purposes
of
thi
s
criterion, "federally
in
s
ured
depository institution"
with
respect to
a
foreign
financial institution means
a foreign
financial
institution
that meets the
requirements
of §240.
l
3k-l (b)
(I)
of
this
chapter.
x
l 122(d)(2)(vi)
Unissued checks
are
safeguarded
so
as
to
prevent unauthorized
access
.
x
l 122(d)(2)(vii)
Reconciliations are prepared
on a
monthly
basis
for
all
asset-backed securities
related
bank
accounts
,
including
custodial accounts
and
related bank
clearing accounts.
Thes
e
r
eco
nciliations
:
(A) Are
mathematically
accurate
;
(B) Are
prepared
within 30 calendar
day
s
after
the bank
state
ment
cutoff
date,
or
s
uch
other number of
day
s
specified
in the
tran
sac
tion
agreements; (C) Are
reviewed
and
approved
by
someone other
than the per
so
n
who
pr
e
pared the reconciliation
;
and (D)
Contain explanations for
reconciling
items.
These
reconciling items
are
r
eso
lved
within 90
calendar
day
s
of their original identification
,
or such other
number
of
days
specified
in th
e
tran
sac
tion
agreements
.
x
Investor Remittance and Reporting
l 122(d)(3)(i)
Reports to investor
s,
including
those to
b
e
filed
with
the
Commission,
are
maintained in
accordance with
the tran
sac
tion
agreements
and applicable Commission
requirement
s.
Specifically
,
such
reports:
(A) Are
prepared in
accordance with
timefram
es
and other
term
s
se
t
forth
in the tran
sac
tion
agreements
;
(B)
Provide information
calculated in accordance
with the
terms
specified in
the transaction
agreements; (C) Are
filed
with
the
Commission
as
required by
its
rule
s
and
regulations
;
and
(D)
Agree with
investors
'
or
the trustee
's
records
as
to the total unpaid principal balance
and
number
of
pool
assets serviced
by
the servicer.
x

2 Embarcadero ·center, Suite 1300
San Francisco,
CA
94111
Phone: 415
.
374.2820
Fax
:
415.374
.
2704
l 122(d)(3)(ii)
Amounts due to investors are allocated and
remitted in accordance with timeframes,
distribution priority and other terms set forth
in the transaction agreements.
x
l 122(d)(3)(iii)
Disbursements made to an investor are posted
within two business days to the servicer's
investor records
,
or such other number of days
specified in the transaction agreements
.
x
l 122(d)(3)(iv)
Amount
s
remitted to investors per the investor
reports agree with c
a
ncelled checks
,
or other
form of payment
,
or custodial bank statements
.
x
Pool Asset Administration
l 122(d)(4)(i)
Collateral or security on pool assets is
maintained as required by the transaction
agreements or related pool asset documents.
x
l 122(d)(4)(ii)
Pool assets and related documents are
safeguarded as required by the transaction
agreements
.
x
l 122(d)(4)(iii)
Any additions, removals or substitutions to the
asset pool are made, reviewed and approved in
accordance with any conditions o r
requirements in the transaction agreements.
x
l 122(d)(4)(iv)
Payment
s
on pool assets, including any
payoffs, made in accordance with the related
pool asset documents are posted to the
applicable servicer
'
s obligor records
maintained no more than two business days
after receipt,
or such other number of days
specified in the transaction agreement
s,
and
allocated to principal, interest or other items
(e.g., escrow) in accordance with the related
pool asset documents.
x
l 122(d)(4)(v)
The servicer's records regarding the pool
assets agree with the servicer's records with
respect to an obligor's unpaid principal
balance.
x
l 122(d)(4)(vi)
Changes with respect to the terms or status of
an obligor's mortgage loans (e
.
g., loan
modifications or re-aging's) are made,
reviewed and approved by authorized
personnel in accordance with the transaction
agreements and related pool as
s
et documents
.
x
l 122(d)(4)(vii)
Loss mitigation or recovery actions (e.g
.
forbearance plans, modifications and deeds in
lieu of foreclosure, foreclosure and
repossessions, as applicable) are initiated,
conducted and concluded in accordance with
the timeframes or other requirements
established by the a tran
s
action agreements
.
x

2 Embarcadero Center,
Suite
1300
San Francisco, CA 94111
Phone: 415.374.2820
Fax: 415.374.2704
1122{d){4)(viii)
Records documenting collection efforts
are
maintained during the period a pool asset is
delinquent in accordance with the transaction
agreements. Such records are maintained on at
least a monthly basis, or
such
other period
specified in the transaction agreements, and
describe the entity's activities in monitoring
delinquent pool assets including, for example,
phone calls, letters and payment rescheduling
plans in cases where delinquency is deemed
temporary (e.g., illness or unemployment).
x
l 122(d)(4)(ix)
Adjustments to interest rates or rates of return
for pool
assets
with variable rates are
computed
based on the related pool
asset
documents.
x
l 122(d)(4)(x)
Regarding any funds held in trust for an
obligor (such as escrow accounts) See
following: (A) Such funds are analyzed, in
accordance with the obligor's pool asset
documents, on at least an annual basis, or such
other period specified in the transaction
agreements; (B) Interest on such funds is paid,
or credited, to obligors in accordance with
applicable pool asset documents and state
laws; and {C) Such funds are returned to the
obligor within 30 calendar days of full
repayment of the related pool asset, or such
other number of days specified in the
transaction
agreements.
x
1122(d)(4)(xi)
Payments made on behalf of an obligor (such
as tax or insurance payments) are made on or
before the related penalty or expiration dates,
as indicated on the appropriate bills or notices
for such payments
,
provided that such support
has been received by the
servicer at
least 30
calendar days prior to these dates, or such
other number of days specified in the
transaction agreements
.
x
1122(d)(4)(xii)
Any late payment penalties in
connection
with
any payment to be made on behalf of an
obligor are paid from the servicer's funds and
not charged to the obligor, unless the late
payment was due to the obligor's error or
omission.
x
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor
are posted within two business days to the
obligor's records maintained by the servicer,
or such other number of days specified in the
transaction agreements
.
x
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible
accounts
are
recognized and recorded in
accordance with the transaction agreements.
x
l 122(d)(4)(xv)
Any external enhancement or other support,
identified in Item l 114(a)
(!)
through (3) or
Item 1115 of this Regulation AB, is
maintained as set forth in the transaction
agreements
.
x